Exhibit 99.2

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

October 15, 2018

SEARS HOLDINGS INITIATES PROCESSES TO ACCELERATE STRATEGIC TRANSFORMATION AND FACILITATE FINANCIAL RESTRUCTURING

Receives Commitments for $300 million Debtor-in-Possession Financing; Negotiating $300 million Junior Debtor-in-Possession Financing; Commences Voluntary Chapter 11 Proceedings

Sears and Kmart Stores, Online and Mobile Platforms Remain Open for Business; Operations Continue in Normal Course

Announces Intent to Reorganize Around Smaller Store Platform of EBITDA-Positive Stores, Evaluation of Potential Sale of Stores, and Additional Store Closures

Implements Leadership and Board Changes in Support of Restructuring Process; Transitions CEO Responsibilities from Edward S. Lampert to Office of the CEO; Appoints Mohsin Y. Meghji as Chief Restructuring Officer and William L. Transier as New Independent Director; Forms Independent Restructuring Committee

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings,” “we,” “our,” or the “Company”) (NASDAQ:SHLD) today announced a series of actions to position the Company to establish a sustainable capital structure, continue streamlining its operating model and grow profitably for the long term. To facilitate these actions, the Company and certain of its subsidiaries have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Court”).

The Company expects to move through the restructuring process as expeditiously as possible and is committed to pursuing a plan of reorganization in the very near term as it continues negotiations with major stakeholders started prior to today’s announcement.

Holdings has received commitments for $300 million in senior priming debtor-in-possession (“DIP”) financing from its senior secured asset-based revolving lenders and is negotiating a $300 million subordinated DIP financing with ESL Investments, Inc. (“ESL”). ESL is the Company’s largest stockholder and creditor, and Edward S. Lampert is ESL’s Chairman and Chief Executive Officer. Subject to Court approval, the DIP financing is expected to improve the Company’s financial position immediately and support its operations during the financial restructuring process.

Holdings has filed a number of customary motions with the Court seeking authorization to support its operations during the restructuring process and ensure a smooth transition into Chapter 11. The Company intends to continue payment of employee wages and benefits, honor member programs, and pay vendors and suppliers in the ordinary course for all goods and services provided on or after the filing date.

The Company’s Sears and Kmart stores, and its online and mobile platforms, are open and continue to offer a full range of products and services to members and customers. Holdings’ services and brand businesses will also continue to operate as usual. Customers should expect Holdings’ loyalty programs, including the Shop Your Way membership program, and the Sears and private label credit card rewards programs, to continue as normal. The Company is committed to working with its vendors and other partners to help maintain inventory levels and ensure timely product delivery.

“Over the last several years, we have worked hard to transform our business and unlock the value of our assets,” said Edward S. Lampert, Chairman of Sears Holdings. “While we have made progress, the plan has yet to deliver the results we have desired, and addressing the Company’s immediate liquidity needs has impacted our efforts to become a profitable and more competitive retailer. The Chapter 11 process will give Holdings the flexibility to strengthen its balance sheet, enabling the Company to accelerate its strategic transformation, continue right sizing its operating model, and return to profitability. Our goal is to achieve a comprehensive restructuring as efficiently as possible, working closely with our creditors and other debtholders, and be better positioned to execute on our strategy and key priorities.”

Lampert continued, “As we look toward the holiday season, Sears and Kmart stores remain open for business and our dedicated associates look forward to serving our members and customers. We thank our vendors for their continuing support through the upcoming season and beyond. We also thank our associates for their hard work and commitment to providing millions of Americans with value and convenience.”

Strategic Actions

Holdings intends to reorganize around a smaller store platform of EBITDA-positive stores. The Company believes that a successful reorganization will save the Company and the jobs of tens of thousands of store associates. Holdings is currently in discussions with ESL regarding a stalking-horse bid for the purchase of a large portion of the Company’s store base. There can be no assurance that any transaction will be consummated or on what terms any transaction may occur. Additionally, Holdings expects to market and sell certain of the Company’s assets over the coming months.

Holdings will also close 142 unprofitable stores near the end of the year. Liquidation sales at these stores are expected to begin shortly. This is in addition to the previously announced closure of 46 unprofitable stores that is expected to be completed by November 2018.

Leadership and Board Changes

Holdings has enacted a series of leadership and Board changes in support of the continued transformation and restructuring process:

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CEO Transition: Edward S. Lampert has stepped down from his role as Chief Executive Officer of the Company, effective immediately. He will remain Chairman of the Board. The Company’s Board has created an Office of the CEO, which will be responsible for managing the Company’s day-to-day operations during this process. The Office of the CEO will be composed of Robert A. Riecker, Chief Financial Officer; Leena Munjal, Chief Digital Officer, Customer Experience and Integrated Retail; and Gregory Ladley, President of Apparel and Footwear.

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Formation of Restructuring Committee: The Board has formed a special committee (the “Restructuring Committee”) that will oversee the restructuring process and have decision making authority with respect to transactions involving affiliated parties. The Restructuring Committee consists solely of independent directors and includes Alan J. Carr, Paul G. DePodesta, Ann N. Reese and William L. Transier.

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Appointment of Chief Restructuring Officer: Mohsin Y. Meghji, Managing Partner of M-III Partners, has been appointed Chief Restructuring Officer. Meghji is a nationally recognized U.S. turnaround professional with a track record of revitalizing companies experiencing financial, operational or strategic transitions to maximize value for stakeholders. He has joined the Company’s senior management team and will help lead the Company’s restructuring efforts, reporting to the Restructuring Committee.

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Addition of New Independent Director: William L. Transier, Chief Executive Officer of Transier Advisors LLC, has joined Holdings’ Board as an independent director. In addition to his leadership roles at public companies, Transier has extensive restructuring experience involving companies with complex capital structures and has served on special committees of independent directors responsible for overseeing restructuring processes. This appointment follows the recent addition of Alan J. Carr to the Board.

Additional Information about the Restructuring Process

Additional information is available on the Company’s restructuring website at restructuring.searsholdings.com. For Court filings and other documents related to the court-supervised process, please visit http://restructuring.primeclerk.com/sears, call (844) 384-4460 (for toll-free domestic calls) and +1 (929) 955-2419 (for tolled international calls), or email searsinfo@primeclerk.com.

Advisors

Weil, Gotshal & Manges LLP is serving as legal counsel, M-III Partners is serving as restructuring advisor and Lazard Frères & Co. LLC is serving as investment banker to Holdings.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members—wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s chapter 11 cases (the “Chapter 11 Case”), including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case, the effects of the Chapter 11 Case on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general, the length of time the Company will operate under the Chapter 11 Case, risks associated with third-party motions in the Chapter 11 Case, the potential adverse effects of the Chapter 11 Case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s senior debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to obtain junior debtor-in-possession financing and the amount, terms and conditions of any such financing; the impact of and ability to successfully implement store closures and to right-size the Company’s operating model; the Company’s ability to consummate sales of its store base and other assets and the terms and conditions of any such sales; the Company’s ability to implement operational improvement efficiencies; uncertainty associated with evaluating and completing any strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on Nasdaq as well as other risk factors set forth in the Company’s Annual Report on

Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.